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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-71695) and in the Registration Statements on Form S-8 (Nos. 33-37312, 33-69174, 33-63015, 333-42887, 333-70701, and
333-53598) of Biogen, Inc. of our report dated January 11, 2001 relating to the financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 11, 2001 relating to the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 2001